UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2015

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on June 24, 2015. The proposals presented at the annual meeting are described in detail in the Proxy Statement relating thereto, which was filed with the Securities and Exchange Commission on May 13, 2015. The voting results detailed below represent final results as certified by an independent inspector of elections. At the meeting, the Company’s shareholders voted on the proposals as follows:

Proposal 1	Election of Directors

Shareholders elected the following individuals as Directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mark J. Bonney	34,110,215	1,534,804	14,938,638
Taher A. Elgamal	35,326,508	318,511	14,938,638
Robert C. Hausmann	35,329,408	315,611	14,938,638
Maribess L. Miller	35,488,327	156,692	14,938,638
Richard D. Spurr	35,427,537	217,482	14,938,638

Proposal 2	Ratification of Appointment of Accountants

Shareholders ratified the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2015.

For	Against	Abstain
49,623,636	905,047	54,974

Proposal 3	“Say on Pay”

Shareholders approved the following resolution: “Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

For	Against	Abstain	Broker Non-votes
34,419,899	1,183,937	41,183	14,938,638

Proposal 4	Approval of Amended and Restated 2012 Incentive Plan

Shareholders approved the Amended and Restated 2012 Incentive Plan.

For	Against	Abstain	Broker Non-votes
32,893,120	2,701,450	50,449	14,938,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: June 24, 2015	By:	/s/ Michael W. English
Michael W. English
Vice President and Chief Financial Officer

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